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                                                                    EXHIBIT 15.1


PricewaterhouseCoopers LLP Awareness Letter


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Nabors Industries, Inc. and Subsidiaries
     Registration Statements on Form S-8 and Form S-3



We are aware that our report dated July 22, 1999 on our review of the interim condensed consolidated financial information of Nabors Industries, Inc. and Subsidiaries for the three months and six months ended June 30, 1999 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (Registration Numbers 333-76077, 333-57129, 333-11313, 33-87324, 33-87322, 33-47521, 33-45097 and 33-39316) and on Form S-3
(Registration Numbers 333-81137, 333-20501 and 333-25233).  Pursuant to Rule 436
(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Section 7 and 11 of the Act.


                                        PricewaterhouseCoopers LLP



Houston, Texas
August 16, 1999